UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2022
PAYLOCITY HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36348	46-4066644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1400 American Lane
Schaumburg, Illinois 60173
(Address of principal executive offices, including zip code)
(847) 463-3200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCTY	The NASDAQ Global Select Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mark Kinsey

On June 30, 2022 (the “Effective Date”), Mark Kinsey notified Paylocity Holding Corporation (the “Company”) that he will depart from his role as Senior Vice President of Operations of the Company on September 2, 2022 (the “Separation Date”). Mr. Kinsey will continue to serve in his role until the Separation Date. Mr. Kinsey’s decision to resign was not the result of any dispute or disagreement with the Company or any matter relating to the Company's operation, policies (including accounting or financial policies) or practices. The Company would like to thank Mr. Kinsey for his many contributions to the culture, growth, and success of the business over his seven-year tenure with Paylocity. The Company will immediately begin a search for Mr. Kinsey’s successor.

In connection with Mr. Kinsey’s resignation, the Board has approved a Separation Agreement, entered into on the Effective Date, which provides for the following terms:

•Effective on the Separation Date and for a period of 36 months thereafter, Mr. Kinsey will be subject to certain restrictive covenants not to compete or interfere with the Company, solicit or hire the Company’s employees or solicit the Company’s clients.
•The Separation Agreement also provides that Mr. Kinsey’s outstanding restricted stock units and market share units (collectively, “Stock Unit Awards”) will vest and settle as follows: (A) all units scheduled to vest in 2022 would vest and settle on their current schedule and terms, subject to his continued service through the applicable vesting dates; and (B) all units scheduled to vest in 2023 would vest and settle on their current schedule, subject to continued compliance with the restrictive covenants through the applicable vesting dates. The continued vesting of the Stock Unit Awards described above are contingent upon Mr. Kinsey entering into separation and release agreements following the end of his employment term.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement dated as of June 30, 2022 by and between Paylocity Corporation and Mark Kinsey.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement dated as of June 30, 2022 by and between Paylocity Corporation and Mark Kinsey.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYLOCITY HOLDING CORPORATION

Date: July 1, 2022	By:	/s/ Steven R. Beauchamp
Steven R. Beauchamp
Co-Chief Executive Officer